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Exhibit 21

SUBSIDIARIES

        1.     First Regional Bank, a California corporation (wholly owned by First Regional Bancorp);

        2.     First Regional Statutory Trust III (a statutory trust organized under the laws of the State of Connecticut and wholly owned by First Regional Bancorp);

        3.     First Regional Statutory Trust IV (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

        4.     First Regional Statutory Trust V (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

        5.     First Regional Statutory Trust VI (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

        6.     First Regional Statutory Trust VII (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

        7.     First Regional Statutory Trust VIII (a statutory trust organized under the laws of the State of Delaware and wholly owned by First Regional Bancorp);

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  Exhibit 21
SUBSIDIARIES